                                                                       EXHIBIT 5


                     [Letterhead of Greenberg Traurig, LLP]



                                 January 9, 2002



Synaptics Incorporated
2381 Bering Drive
San Jose, California  95131

            RE:   REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

            As legal counsel to Synaptics Incorporated (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1, Registration No. 333-56026, filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of common stock of the Company covered by the Registration Statement (the "Shares"). The facts, as we understand them, are set forth in the Registration Statement.

            With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

            A. The Certificate of Incorporation of Synaptics Incorporated, a Delaware corporation, as filed with the Secretary of State of the State of Delaware January 7, 2002;

            B. The Bylaws as adopted by Synaptics Incorporated, a Delaware corporation;

            C. The Certificate of Merger to be filed with the Secretary of State of the State of Delaware merging Synaptics Incorporated, a California corporation, into Synaptics Incorporated, a Delaware corporation ;

            D. The Registration Statement; and

            E. The Resolution of the Board of Directors of the Company dated February 9, 2001 relating to the approval of the filing of the Registration Statement and the transactions in connection therewith.

            Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications

Synaptics Incorporated
January 8, 2002
Page 2



set forth below, based solely upon our review of items A through E above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when (a) the Certificate of Merger is filed with the Secretary of State of the State of Delaware merging Synaptics Incorporated, a California corporation, into Synaptics Incorporated, a Delaware corporation, in the form provided, (b) the Registration Statement as then amended shall have been declared effective by the Securities and Exchange Commission, (c) the Underwriting Agreement shall have been duly executed and delivered, and (d) the Shares have been duly issued, executed, authenticated, delivered, paid for and sold by the Company and the Selling Shareholders as described in the Registration Statement and in accordance with the provisions of the Underwriting Agreement.

            We hereby expressly consent to any reference to our firm in the Registration Statement and in any registration statement filed pursuant to Rule 462(b) under the Securities Act for this same offering, inclusion of this Opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                       Very truly yours,

                                       /s/ Greenberg Traurig, LLP